                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported) April 23, 2001
                                                          ---------------



                        Generex Biotechnology Corporation
-------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



         Delaware                       000-25169               82-049021
----------------------------        -----------------       -------------------
(State or other jurisdiction          (Commission           (IRS Employer
 of Incorporation)                    File Number)          Identification No.)



33 Harbor Square, Suite 202, Toronto, Ontario Canada            M5J 2G2
-------------------------------------------------------------------------------
     (Address of principal executive offices)                 (Zip Code)


Registrant's telephone number, including area code         416/364-2551
                                                  -----------------------------


-------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 4.  Changes in Registrant's Certifying Accountant.


         On April 23, 2001, the stockholders of Generex Biotechnology Corporation ratified the selection and engagement of Deloitte & Touche L.L.P. ("Deloitte Touche") to serve as the independent public accountants to audit the financial statements of Generex and its subsidiaries for the fiscal year ending July 31, 2001. WithumSmith+Brown has been employed to perform this function for Generex since September 1998.

The appointment of Deloitte Touche as independent public accountants replacing WithumSmith+Brown was recommended by the Board of Directors of Generex. WithumSmith+Brown did not decline to stand for re-election and WithumSmith+Brown's reports on financial statements for the last two fiscal years did not contain an adverse opinion, disclaimer of opinion or qualification as to uncertainty, audit scope or accounting principles. There have been no disagreements with WithumSmith+Brown in the last two fiscal years on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.


Item 7.  Financial Statements and Exhibits

16. Letter from WithumSmith+Brown regarding the appointment of Deloitte Touche as independent public accountants for Generex for the fiscal year ending July 31, 2001.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          GENEREX BIOTECHNOLOGY CORPORATION


Dated:  April 27, 2001                   By: /s/ E. Mark Perri
       ---------------                   ----------------------------------
                                          E. Mark Perri, Chairman and CFO